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                                                                   Exhibit 10.15


                   SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

     THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this "Second Amendment") is made and entered into effective as of July 1, 1998, by and between Collins Campbell Joint Venture, ("Landlord") and telecom technologies, inc. ("Tenant").

                               R E C I T A L S
                               ---------------

     WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated as of April 4, 1997 and amended as of November 1, 1997 (the "Lease"), with respect to certain Premises defined therein and commonly known as Suite 3000 at 1701 North Collins Blvd., Richardson, Dallas County, Texas, which Lease is incorporated herein by reference; and

     WHEREAS, Landlord and Tenant desire to further amend the Lease to increase the size of the Premises and increase the Basic Rental;

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the mutual agreements set forth in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant have agreed, and do hereby agree, as follows:

     1. All terms used herein and not specifically defined shall have the same meaning herein as is ascribed to them in the Lease.

     2. The Premises are hereby increased to 31,944 square feet of rentable area by adding 11,717 square feet of rentable area on the second floor, the "Expansion Space" described on Exhibit "A", which is attached hereto and incorporated herein for all purposes.

     3.  Basic Rental is increased to $3,061,979.54.

     4.  The monthly rental installment" is increased as set forth below:

         Monthly from July 1, 1998 through October 31, 1998-$44,286.10; then Monthly from November 1, 1998 through October 31, 2002-$54,746.55.

     5. Landlord agrees to install, in accordance with the Work Letter Agreement attached hereto as Exhibit "C", the improvements described in Exhibit "C". Landlord has made no representations as to the condition of the Premises or the Building, or Landlord's undertaking to remodel, repair or decorate, except as expressly set forth herein and in Exhibit "C".

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     6.  Except as herein provided to the contrary, Tenant's lease of the
         Premises from Landlord pursuant hereto shall be on the same terms and conditions as those specified in the Lease.

     7. The Lease (as amended by this First Amendment) remains in full force and effect and is hereby ratified and affirmed.

     8. All other terms and conditions of the Lease shall remain unchanged and in full force and effect.

     9. Special Provisions: Exhibits "A" and "C". Exhibit "B" was intentionally omitted.

     IN WITNESS WHEREOF, this Second Amendment is hereby executed effective as of the day and year first set forth above.

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Second Amendment to Office Lease Agreement
Page 2 of 2

                                    LANDLORD:

                                    COLLINS CAMPBELL JOINT VENTURE
                                     a Texas general partnership

                                    By: Jaytex Properties, Ltd.,
                                         a Texas limited partnership

                                        By: JRS Management, Inc.

                                            By: /s/ W. T. Field
                                                ---------------------------
                                                W. T. Field, President

                                    TENANT:
                                    telecom technologies, inc.,
                                      a Texas corporation

                                    By: /s/ Anousheh Ansari
                                        -----------------------------------
                                        Anousheh Ansari, President

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                                   Exhibit A

[Diagram of 2nd Level Floor Plan]

                                  EXHIBIT "C"

                             WORK LETTER AGREEMENT

telecom technologies, inc.
1701 North Collins Blvd.
Suite 3000
Richardson, Texas 75080

Re: Suite 2000, 1701 North Collins Blvd., The Atrium on Collins Phase II, Richardson, Texas.

Dear Anousheh:

     You (hereinafter referred to as "Tenant") and we (hereinafter referred to as "Landlord") are executing, simultaneously with this "Work Letter Agreement" (herein so called), a written Second Amendment to Office Lease Agreement (the "Second Amendment") covering the space referred to above (herein after called the "Expansion Space").

     To induce Tenant to enter into such Second Amendment (which is hereby incorporated by reference) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

     1. Final Plans. Landlord agrees to provide, by Landlord's designated space planner, architect and/or engineer, the following Building Standard (hereinafter defined) space plans and architectural and mechanical drawings and specifications (hereinafter collectively referred to as the "Final Plans"), to be drawn for the Expansion Space on Tenant's behalf:

          (a) Complete Building Standard "Space Plans" (herein so called) for the layout of the Expansion Space;

          (b) Complete, finished and detailed 1/8 inch scale architectural drawings and specifications for Tenant's partition layout, reflected ceiling, telephone and electrical outlets, and finish schedule for the work to be done by Landlord under Paragraph 3 hereof (the "Construction Plans"); and

          (c) Complete Building Standard mechanical plans and specifications where necessary for installation of normal air conditioning system and duct work and heating and electrical facilities for the work to be done by Landlord under Paragraph 3 hereof (the "MP & E Plans").

     Tenant shall pay all costs of preparing the Final Plans, subject, however, to the reimbursement provisions of Paragraph 7 below.

     2. Preparation of Final Plans; Changes to Final Plans. Tenant covenants and agrees to furnish to Landlord all information necessary for the preparation of each of the Space Plans, the Construction Plans and the M P & E Plans on or before May 5, 1998. Landlord will cause the Space Plans, the Construction Plans, and the M P & E Plans to be prepared from such information and will submit such plans to Tenant. Within ten (10) days after receipt thereof, Tenant shall approve the Space Plans, Construction Plans and M P & E Plans or indicate what changes, if any, that it desires to make. Such proposed changes, if any, shall be submitted to Landlord in writing for Landlord's written approval. If within ten (10) days after receipt thereof, Tenant fails to approve any of the Space Plans, Construction Plans and M P & E Plans or if Tenant fails to propose in writing any changes to be made to such Space Plans, Construction Plans and M P & E Plans, then Tenant shall be deemed to have approved each of same. Any redrawing of all or any of the Final Plans occasioned by Tenant after Tenant's approval (or deemed approval) thereof as well as any changes requested by Tenant in connection with its initial review of the Final Plans which are agreed to by Landlord shall be at Tenant's sole cost and expense and no portion of the Credit (as defined in Paragraph 7 below) shall be applicable to such costs.

     3. Construction of Improvements. Subject to each of Paragraph 2 and Paragraph 28 of the Lease, provided that Tenant has not committed an event of default pursuant to Paragraph 20 of the Lease, Landlord agrees to cause the improvements to the Expansion Space to be constructed pursuant to and in substantial accordance with the Final Plans. The construction of such improvements in the Expansion Space shall be at Tenant's sole cost and expense, subject, however, to the reimbursement provisions of Paragraph 7 below. Tenant acknowledges that all work done in the Expansion Space pursuant to this Work Letter Agreement shall be performed by a contractor (and such subcontractors, suppliers and laborers) designated by Landlord and approved by Tenant.

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     4.   Condition of Expansion Space. Landlord will, at Landlord's sole cost and expense, construct all improvements to the Expansion Space necessary to characterize the Expansion Space as being in Shell Condition (hereinafter defined). As used herein the term "Shell Condition" means:

          (a)  The sprinkler system and sprinkler heads have been installed.

          (b)  The main ducting for the HVAC system has been installed.

          (c) Electric lines have been run to junction boxes in the Expansion Space.

          (d) The ceiling grid has been installed. Building standard ceiling tile and lights stacked on the floor.

          (e)  Smooth concrete floor slab.

     5. Modifications to Shall Condition. To the extent that the Final Plans call for any modifications (herein "Shell Modifications") to the Shell Condition, the costs of such Shell Modifications shall be borne solely by Tenant, subject, however, to the reimbursement provisions of Paragraph 7 below. By way of example, and not by way of limitation, the following shall each be examples of Shell Modifications:

          (a) Any modifications to the existing sprinkler system, or the moving of existing sprinkler heads, or the installation of additional sprinkler heads.

          (b) Any modifications to the existing HVAC system, the moving of the existing ductwork and/or diffusers, or the installation of additional ductwork and/or diffusers.




          (c) Any rewiring of existing junction boxes, relocation of existing junction boxes, or installation of additional junction boxes.

     6. Building Standard. Tenant shall be required to use, and the Final Plans shall specify Building Standard (a) light fixtures, (b) doors, (c) ceiling tiles, and (d) hardware throughout the Expansion Space and the costs of purchasing, transporting and installing each of the foregoing Building Standard items shall be borne solely by Tenant, subject, however, to the reimbursement provisions of Paragraph 7 below. Whenever the term "Building Standard" is used in this Work Letter Agreement, it shall mean the exclusive type, brand, quality, and/or quantity of materials Landlord designates from time to time to be the quality or quantity to be used in the Building.

     7. Payment of Costs: Credit. Tenant agrees to pay Landlord, promptly upon being billed therefor, the actual cost (labor, materials, architectural, space planning, engineering and other costs) of all work performed pursuant to this Work Letter Agreement; Landlord shall have the right to submit interim statements of cost incurred which shall be promptly paid by Tenant to Landlord. Tenant agrees that all payments due to Landlord pursuant hereto shall constitute payments of additional rent and that in the event of default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease. Notwithstanding the above, so long as no event of default, as defined in Paragraph 20 of the Lease, shall have occurred, Landlord shall credit Tenant in an amount not to exceed $15.00 per square foot of Rentable Area in the Expansion Space (the "Credit"), such Credit to be applied only against sums due from Tenant to Landlord pursuant to this Work Letter Agreement (exclusive of those sums which, pursuant to Paragraph 2 above are not eligible to be offset by the Credit).

     8. Delays. If Landlord shall be delayed in substantially completing the work to be performed by Landlord pursuant to this Work Letter Agreement as a result of:

          (a) Tenant's failure to timely furnish information or specifications in accordance with Paragraph 2 above; or

          (b) Tenant's request for materials, finishes or installations other than Landlord's Building Standard; or

          (c) Tenant's changes in or modifications to any plans and specifications or any of the Final Plans; or

          (d) The performance of any work in the Expansion Space by a person, firm or corporation employed by Tenant; (all such persons, firms or corporations being subject to the approval of Landlord);

Tenant's obligation for payment of rental under the Second Amendment (as affected by such waiver) shall be accelerated by the number of days of such delay.

     9. Entry by Tenant's Agents. Landlord will permit Tenant and its agents to enter the Expansion Space prior to the date specified for the commencement of Tenant's occupancy under the Second Amendment, in order that Tenant may perform through its own contractors (to be first approved by Landlord) such other work and decorations as Landlord may approve at the same time that Landlord's contractors are working in the Expansion Space. The foregoing license to enter, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other tenant or their contractors. Such license is further conditioned upon workers' compensation and public liability insurance for bodily injury and property damage, all in amounts and with companies and on forms satisfactory to Landlord, being provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and certificates of such insurance being furnished to Landlord prior to proceeding with the work. If at any time such entry shall cause disharmony or interference therewith, Landlord may withdraw this license upon forty-eight (48) hours written notice to Tenant. Such entry conditions shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations, the same being solely at Tenant's risk, and Tenant shall hold Landlord harmless from any claim, demand or action arising from activities of Tenant's contractors, workmen or mechanics.

     If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below whereupon this work letter shall become a binding agreement between us.

                                Yours very truly,

                                COLLINS CAMPBELL JOINT VENTURE
                                  a Texas general partnership

                                By: Jaytex Properties, Ltd.,
                                      a Texas limited partnership

                                    By: JRS Management, Inc.,
                                          a Texas corporation

                                          By: /s/ W. T. Field
                                              ----------------------------
                                              W. T. Field, President

AGREED TO AND ACCEPTED
as of the 8th day of May, 1998.

telecom technologies, inc.
 a Texas corporation

By: /s/ Anousheh Ansari
    ---------------------
Name: Anousheh Ansari

Title: President